Exhibit 1

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: December 26, 2012

RAY DOLBY		RAY DOLBY TRUST UNDER THE DOLBY FAMILY TRUST INSTRUMENT DATED MAY 7, 1999

By:	/s/ Ray Dolby	By:	/s/ Dagmar Dolby
	Ray Dolby		Name: Dagmar Dolby Title: Co-Trustee

DAGMAR DOLBY		RAY DOLBY 2002 TRUST A DATED APRIL 19, 2002

By:	/s/ Dagmar Dolby	By:	/s/ Dagmar Dolby
	Dagmar Dolby		Name: Dagmar Dolby Title: Co-Trustee

THOMAS E. DOLBY		RAY DOLBY 2002 TRUST B DATED APRIL 19, 2002

By:	/s/ Thomas E. Dolby	By:	/s/ Dagmar Dolby
	Thomas E. Dolby		Name: Dagmar Dolby Title: Co-Trustee

DAVID E. DOLBY		RAY DOLBY 2011 TRUST A DATED DECEMBER 14, 2011

By:	/s/ David E. Dolby	By:	/s/ Dagmar Dolby
	David E. Dolby		Name: Dagmar Dolby Title: Co-Trustee

RAY DOLBY 2011 TRUST B DATED DECEMBER 14, 2011

		By:	/s/ Dagmar Dolby
Name: Dagmar Dolby Title: Co-Trustee

DOLBY HOLDINGS II LLC

		By:	/s/ Dagmar Dolby
Name: Dagmar Dolby Title: Manager